UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

GENETRONICS BIOMEDICAL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒ No fee required.
☐ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
(1) Title of each class of securities to which transaction applies:
N/A
(2) Aggregate number of securities to which transaction applies:
N/A
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
N/A
(4) Proposed maximum aggregate value of transaction:
N/A
(5) Total fee paid:
N/A
☐ Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid:

(2) Form, Schedule or Registration Statement No.:

(3) Filing Party:

(4) Date Filed:

Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

GENETRONICS BIOMEDICAL CORPORATION

11199 Sorrento Valley Road

San Diego, California 92121-1334

To the Stockholders of Genetronics Biomedical Corporation:

Notice is hereby given that Genetronics Biomedical Corporation, a Delaware corporation, will be holding their Annual Meeting of Stockholders on June 17, 2004, at 9:00 a.m., local time, at the Hyatt Regency La Jolla, 3777 La Jolla Village Dr., San Diego, California 92122.

You are cordially invited to attend.

The Notice of Annual Meeting of Stockholders and a Proxy Statement, which describe the formal business to be conducted at the meeting, follow this letter.

After reading the Proxy Statement, please promptly mark, sign, and return the enclosed proxy in the prepaid envelope (for mailing in the United States only) to assure that your shares will be represented. Your shares cannot be voted unless you date, sign, and return the enclosed proxy or attend the annual meeting in person. Regardless of the number of shares you own, your careful consideration of, and vote on, the matters before our Stockholders are important.

A copy of Genetronics’ 2003 Annual Report on Form 10-K is also enclosed.

The Board of Directors and management look forward to seeing you at the Annual Meeting.

Very truly yours,

/s/ AVTAR DHILLON
Avtar Dhillon, M.D. President and Chief Executive Officer

GENETRONICS BIOMEDICAL CORPORATION
11199 Sorrento Valley Road, San Diego, California 92121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD JUNE 17, 2004

To the Stockholders of Genetronics Biomedical Corporation:

You are invited to attend the Annual Meeting of the Stockholders of Genetronics Biomedical Corporation, which will be held on June 17, 2004, at 9:00 a.m., local time, at the Hyatt Regency La Jolla, 3777 La Jolla Village Dr., San Diego, California 92122., for the following purposes:

1.                                       To elect directors. Management has nominated the following persons for election at the meeting:

Simon X. Benito

Avtar Dhillon, M.D.

Tazdin Esmail

James L. Heppell

Gene Larson

Felix Theeuwes, Ph.D.

2.                                    To amend the 2000 Stock Option Plan (the “Plan”) to increase the maximum number of common shares of the Company reserved for issuance under the Plan including options currently outstanding, from 10,000,000 shares to 15,000,000 shares.

3.                                         To ratify the appointment of Ernst & Young LLP as the independent accountants of Genetronics for the year ending December 31, 2004.

4.                                       To transact such other business as may properly come before the meeting.

The Board of Directors recommends a vote for each of the nominees and for each proposal.

Holders of record of our common stock and holders of record of our Series A and/or Series B Cumulative Convertible Preferred Stock at the close of business on April 23, 2004 (collectively, the “Stockholders”), are entitled to notice of, and to vote at, this meeting and any adjournments thereof. For ten days prior to the meeting, a complete list of the Stockholders of record on April 23, 2004, will be available at Genetronics, during ordinary business hours, for examination by any Stockholder for any purpose relating to the meeting.

By order of the Board of Directors,

/s/ AVTAR DHILLON
Avtar Dhillon, M.D. President and Chief Executive Officer

Dated: May 5, 2004

IMPORTANT: Please fill in, date, sign and promptly mail the enclosed proxy card in the accompanying postpaid envelope to assure that your shares are represented at the meeting. If you attend the meeting, you may choose to vote in person even if you have previously sent in your proxy card.

GENETRONICS BIOMEDICAL CORPORATION

11199 Sorrento Valley Road

San Diego, California 92121

Proxy Statement for Annual Meeting of Stockholders

The accompanying proxy is solicited by the Board of Directors of Genetronics Biomedical Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders to be held June 17, 2004, or any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. The date of this Proxy Statement is May 5, 2004, the approximate date on which this Proxy Statement and the accompanying form of proxy were first sent or given to stockholders. Unless the context requires otherwise, references to “we,” “us,” “our,” and “Genetronics” refer to Genetronics Biomedical Corporation.

GENERAL INFORMATION

Annual Report.  An annual report for the year ended December 31, 2003, is enclosed with this Proxy Statement.

Voting Securities.  Only stockholders of record as of the close of business on April 23, 2004, will be entitled to vote at the meeting and any adjournment thereof. As of the record date of April 23, 2004, Genetronics had issued and outstanding 70,003,270 shares of common stock, $0.001par value, 363 shares of Series A Cumulative Convertible Preferred Stock, $0.001par value, which are convertible into 6,049,995 shares of common stock, and 194 shares of Series B Cumulative Convertible Preferred Stock, $0.001par value, which are convertible into 2,771,427 shares of common stock. Stockholders may vote in person or by proxy. Each holder of shares of common stock is entitled to one vote for each share of stock held on the proposals presented in this Proxy Statement. Each holder of shares of Series A Preferred Stock is entitled to 16,666 votes for each share of Series A Preferred Stock held. Each holder of shares of Series B Preferred Stock is entitled to 14,285 votes for each share of Series B Preferred Stock held.  The holders of common stock, Series A Preferred Stock and/or Series B Preferred Stock will vote together as a single class for the purposes of Proposal Nos. 1, 2 and 3.  Genetronics’ bylaws provide that a majority of all of the shares of the stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting.  The affirmative vote of a plurality of all of the votes cast at a meeting at which a quorum is present is necessary for the election of each of the nominees for director.  For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.  The amendment to the 2000 Stock Option Plan (the “Plan”) increasing the number of common shares authorized for issuance under the Plan from 10,000,000 shares to 15,000,000 shares requires the affirmative vote of a majority of all of the shares entitled to vote thereon.  For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum. The affirmative vote of a majority of all votes cast at a meeting at which a quorum is present is necessary for the ratification of the appointment of Ernst & Young LLP as Genetronics’ independent accountants.  For purposes of the vote on this matter, abstentions will be counted as votes cast against the proposal, whereas broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count toward the presence of a quorum.  Broker non-votes occur when a broker holding a customer’s securities in street name has not received voting instructions from the customer on certain matters.

Solicitation of Proxies.  The cost of soliciting proxies will be borne by Genetronics. In addition, Genetronics will solicit stockholders by mail through its regular employees, and will request banks and brokers, and other custodians, nominees and fiduciaries, to solicit their customers who have stock of Genetronics registered in the names of such persons and will reimburse them for their reasonable, out-of-pocket costs. Genetronics may use the services of its officers, directors, and others to solicit proxies, personally or by telephone, without additional compensation.

Voting of Proxies.  All valid proxies received prior to the meeting will be voted. All shares represented by a proxy will be voted, and where a Stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made. If no choice is indicated on the proxy, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of the other proposals specified in the Notice of the meeting, and in the discretion of the proxy holders on any other matter that comes before the meeting. A Stockholder giving a proxy has the power to revoke his or her proxy, at any time prior to the time it is voted, by delivery to the Secretary of Genetronics of either a written instrument revoking the proxy or a duly executed proxy with a later date, or by attending the meeting and voting in person.

Accountants.  Representatives of Ernst & Young LLP, Genetronics’ principal accountant during the preceding fiscal year, will be present at the Annual Meeting, will have the opportunity to make a statement, and will be available to respond to questions.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Bylaws of Genetronics give the Board of Directors the authority to establish, increase or decrease the number of directors.  Genetronics currently has seven members on the Board of Directors.  Gordon J. Politeski, a director of Genetronics since May 1997, is not seeking re-election as a director of Genetronics and is retiring from the Board of Directors effective as of the date of the Annual Meeting.  The Board of Directors has passed a resolution that will decrease the number of authorized members of the Board of Directors to six members effective upon the retirement of Mr. Politeski from the Board.  Stockholders cannot vote for a greater number of persons than the six nominees named.  The Board of Directors has undertaken a search to find one new director.  When one suitable nominee has been found, the Board of Directors will increase the number of authorized members of the Board of Directors to seven members and appoint the nominee as a new director.

The nominees for election at the Annual Meeting of Stockholders to fill the positions on the Board of Directors are Simon X. Benito, Avtar Dhillon, M.D., Tazdin Esmail, James L. Heppell, Gene Larson, and Felix Theeuwes, Ph.D. If elected, the nominees will serve as directors until Genetronics’ Annual Meeting of Stockholders in 2005, or until their successors are elected and qualified. If a nominee declines to serve or becomes unavailable for any reason, the proxies may be voted for such substitute nominee as the proxy holders may designate.

The Board of Directors Unanimously Recommends a Vote “FOR” the Nominees Named Above.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT TO THE AMENDED 2000 STOCK OPTION PLAN

The 2000 Stock Option Plan (the “Plan”) of Genetronics effective as of July 31, 2000 was approved by the stockholders on August 7, 2000, pursuant to which 7,400,000 common shares were reserved for issuance to executive officers, directors, employees and consultants of the Company.  In April 2002, the annual meeting of stockholders approved to amend the Plan to increase the maximum number of common shares reserved for issuance to 10,000,000 shares.  As of March 31, 2004, 757,788 common shares were available for future grants and 6,821,763 stock options were outstanding pursuant to the Plan.  On April 27, 2004 the Board of Directors approved an increase in the number of common shares under the Plan in the amount of 5,000,000 common shares, which increased the number of shares available to be issued under the Plan to 15,000,000 common shares.  The Board of Directors believes that it is in the best interests of Genetronics to approve this amendment to the Plan, so that we can continue to attract and retain the services of those persons essential to our growth and financial success.  For a description of the Plan, please see “Summary of Executive Compensation—2000 Stock Option Plan” and “—Federal Income Tax Consequences of The 2000 Stock Option Plan.”

The Board of Directors Unanimously Recommends a Vote “FOR” this Amendment to the 2000 Stock Option Plan..

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Genetronics appointed Ernst & Young LLP as its independent accountants for the fiscal year ending December 31, 2004. Ernst & Young LLP has served as Genetronics’ auditors since December 13, 1994. Services provided Genetronics during the year ending December 31, 2003 included the audit of Genetronics’ consolidated financial statements as of and for the year ending December 31, 2003, review of Genetronics’ consolidated financial statements included in the quarterly reports on Form 10-Q for the year ending December 31, 2003, services related to filings with the Securities and Exchange Commission and the British Columbia Securities Commission and consultations in various tax and accounting.  Representatives of Ernst & Young LLP will be present at the annual meeting to respond to appropriate questions and to make such statements as they may desire.

The Board unanimously recommends a vote “FOR” the ratification of the appointment of Ernst & Young LLP as Genetronics’ independent accountants for the fiscal year ending December 31, 2004.

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors, the positions held by them and their ages as of December 31, 2003 are as follows:

Name	Age	Position

Avtar Dhillon, M.D.	42	Director; President and CEO
James L. Heppell(1)(2)	48	Director; Chairman of the Board
Simon X. Benito(2)(3)	58	Director
Tazdin Esmail(1)(2)(3)	55	Director
Gene Larson(2)	60	Director
Gordon J. Politeski(1)(2)(3)(4)	60	Director
Felix Theeuwes, Ph.D.(1)(2)(3)	67	Director
Robert Goodenow, Ph.D.	53	Vice President, Corporate Development
Peter D. Kies	40	Chief Financial Officer
Dietmar Rabussay, Ph.D.	62	Vice President, Research and Development

(1)                                Member of the Compensation Committee

(2)                                Member of Nomination and Corporate Governance Committee

(3)                                Member of the Audit Committee

(4)                                Mr. Politeski is not seeking re-election as a director of Genetronics and is retiring from the Board of Directors effective as of the date of the Annual Meeting of Stockholders.

AVTAR DHILLON, M.D. joined Genetronics as the President and Chief Executive Officer, and as a director, in October 2001. Prior to joining Genetronics, Dr. Dhillon was engaged by MDS Capital Corp. as a consultant in July 1998, and subsequently became investment manager in August 1999 and Vice President in 2000. MDS Capital Corp., is one of North America’s leading healthcare venture capital organizations. In July 1989, Dr. Dhillon started a medical clinic and subsequently practiced family medicine for over 12 years. From March 1997 to July 1998, Dr. Dhillon acted as consultant to Cardiome Pharma Corp., a biotechnology company listed on the Toronto Stock Exchange (the “TSE”). Dr. Dhillon has also acted as consultant to IGT Pharmaceuticals from May 1997 to November 1997, consultant to Inflazyme Pharmaceuticals Inc. from March 1996 to March 1997, and as a biotechnology investment analyst to various institutions from November 1996 to July 1998. Dr. Dhillon has a Bachelor of Science, honors degree in physiology and M.D. degree from the University of British Columbia.

JAMES L. HEPPELL, L.L.B. has been a director of Genetronics since September 1994, Interim Chairman of the Board from September 1999 to March 2001, and Chairman of the Board since March 2001. Mr. Heppell is a founding Partner, President and Chief Executive Officer of Catalyst Corporate Finance Lawyers of Vancouver, British Columbia. Catalyst is the leading corporate finance law firm in Western Canada focused on representing technology companies. Since his call to the Bar in 1986, Mr. Heppell has worked closely with a number of biotechnology companies. In representing these companies, he has developed particular expertise in building early-stage technology companies and in completing cross-border financings and listings. In the last few years, Mr. Heppell has been a founder of, or an early investor in, a number of successful biotechnology startups. He has also become directly involved in raising money for these companies. Mr. Heppell is a director or officer of several biotechnology companies, including: Forbes Medi-Tech Inc. (TSE:FMI; NASDAQ:FMTI). He is also President and Life Sciences Fund Manager of BC Advantage Funds (VCC) Ltd. a venture fund that invests in BC life science and technology companies, and CEO, President, and Chair of the Investment Committee, of Qwest Emerging Biotech (VCC) Fund Ltd., a venture fund focused on financing early stage biotechnology opportunities. Mr. Heppell comes to his interest in biotechnology honestly as, in addition to his LL.B., he has a Bachelor of Science degree in Microbiology from the University of British Columbia.

After being called to the Bar, Mr. Heppell was seconded to the British Columbia Securities Commission to work as a Filings Analyst for six months. He is now a member of the Securities Policy Advisory Committee to the Commission and is a Past-Chairman of the Securities Section of the Canadian Bar Association (British Columbia Branch). Mr. Heppell is a member of the Corporate Finance Committee of BC Biotech, the Body Zone Committee of Science World and the SFU Biotechnology Advisory Board. He is also the  Managing Director - Western Canada for Gold Medal Plates, a partner of the Canadian Olympic Committee focused on raising money for the Canadian Olympic Committee Excellence Fund.

Over the years, Mr. Heppell has written a number of articles and coordinated and taught numerous courses on corporate finance issues, such as raising money from angels, understanding venture capital term sheets, building boards, launching young technology companies, practicing blue chip corporate governance, carrying out cross-border financings and listing on Nasdaq. He writes a regular column for Business in Vancouver on the business of biotechnology.

SIMON X. BENITO has been a director since December 2003.  Mr. Benito has had a successful and extensive career serving several health care companies in senior executive positions, including 25 years at Merck & Co, Inc. His most recent positions included Senior Vice President, Merck Vaccine Division; Executive Vice President, Merck-Medco Managed Care; and Executive Director and Vice President, Merck Human Health, Japan. In addition, Mr. Benito was a Fellow of the Institute of Chartered Accountants in England and Wales for over thirty years until his retirement in 1999.

TAZDIN ESMAIL has been a director of Genetronics since August 2000. Mr. Esmail brings to Genetronics over 20 years of experience in the biomedical and pharmaceutical fields. Formerly President and CEO, he is currently the Chairman of the Board of Directors of Forbes Medi-Tech Inc., a company listed on the TSX. He first joined Forbes in March 1992 as President and Chief Operating Officer and in 1997 became the President & CEO of the company. Prior to joining Forbes, Mr. Esmail was Vice President, Medical Operations of QLT PhotoTherapeutics Inc., a Vancouver-based biotechnology company. Prior to QLT, he was with Cyanamid Canada Inc., a subsidiary of American Cyanamid Company, in its Lederle multinational pharmaceutical division where he held several progressive senior management positions in areas such as strategic planning, sales and marketing, new product development, marketing research and management training.

GENE LARSON has been a director of Genetronics since November 2003.  Mr. Larson has a distinguished and successful background as a healthcare professional, engineer, and entrepreneur. Mr. Larson’s accomplishments include serving as a senior executive at ATL Ultrasound for 10 years, as both President and board member, where he helped lead the company to profitability. Mr. Larson also established and sold Echo Laboratories to Johnson & Johnson, where he continued as a senior executive for five years. Mr. Larson was the President of J&J Photomedica, Inc., where he was responsible for the development of oncology drug/device technology utilizing photodynamic therapy. Mr. Larson also founded and built Aerotech Laboratories, which he sold to Smith Kline. Mr. Larson is currently serving as the Chairman and CEO of UST Inc., a medical device company developing high intensity focused ultrasound for medical applications, and he is serving on the Board of Directors of Sonotech Inc.

GORDON J. POLITESKI has been a director of Genetronics since May 1997. Mr. Politeski is currently Chairman and Chief Executive Officer of Novation Pharmaceuticals, a biotech company focused on RNA stability using orally active drugs. Mr. Politeski was founding President and Chief Executive Officer of Biomira, Inc., a cancer diagnostics and therapy company, and one of Canada’s first publicly traded biotech companies. He served as President and General Manager for Allergan Pharmaceuticals a world leader in ophthalmology and now in “Botox”. Mr. Politeski was formerly a director of BCY LifeSciences Inc.; a director of Brisbane Capital Corp and a former director of Daybreak Resources Corporation. Mr. Politeski is a graduate of the University of Saskatchewan and the Amos Tuck Executive Program at Dartmouth University.

FELIX THEEUWES, Ph.D. has been a director of Genetronics since August 1999. Dr. Theeuwes is Chairman of the Board, cofounder, and Chief Scientific Officer of DURECT Corporation. He co-founded Durect Corporation in 1998 to develop pharmaceutical systems that combine pharmaceutical active agents with advanced device technology. These systems mimic the body’s function to deliver drugs in a controlled manner in time and space to restore patient’s wellbeing.  The company went public September 28, 2000 and is listed under DRRX on the NASDAQ stock exchange.  Dr. Theeuwes was with ALZA Corporation from 1970 until June 1999, most recently as Chief Scientific Officer, President of Research and Development and a member of ALZA’s Executive Committee.  His work included the development of the Alzet® mini osmotic pump for animal research; the OROS® oral osmotic systems technology and series of products including Procardia XL, Acutrim, Volmax, Alpress LP, Metoros, Adalat CR, Glucotrol XL, Covera HS, DynaCirc, Efidac 24 and Sudafed 24 Hour; transdermal products including Duragesic (fentanyl), Nicoderm (nicotine) and Testoderm (testosterone); the electrotransport/iontophoresis technology focused on fenatnyl, Macroflux technology for delivery of macromolecules transdermally; and DUROS™ osmotic implant technology and products including Viadur (leuprolide).  He holds more than 220 U.S. patents covering these systems and has published more than 80 articles and book chapters during his career.

In 1980, the Peninsula Patent Law Association named Dr. Theeuwes Inventor of the Year.  In 1983 he was the recipient of the Award for the Advancement of Industrial Pharmacy.  Dr. Theeuwes was the Busse Lecturer at the University of Wisconsin in 1981 and, in 1985, the Third Annual Sidney Riegelman Lecturer at the University of California, San Francisco.  He is a Fellow of the American Association of Pharmaceutical Scientists.  In 1993 he became the first recipient of ALZA Corporation’s Founder’s Award for his outstanding scientific contributions. Dr. Theeuwes is a member of the Board of Directors of Genetronics Inc.,   Chairman of the Board of Durect Corporation, and a member of the Scientific Advisory Board of Antigenics.

Dr. Theeuwes received his undergraduate and graduate education in physics at the University of Leuven (Louvain), Belgium, with a D.Sc. degree in 1966.  From 1966 to 1970 he served as a post-doctoral fellow and visiting research assistant professor in the Department of Chemistry, University of Kansas. In 1993 Dr. Theeuwes completed the Stanford Executive Program.

ROBERT GOODENOW, Ph.D. has been affiliated with Genetronics since January 2002 and became a full time employee in October 2002. Dr. Goodenow has over 12 years of senior management experience in the pharmaceutical industry. He was Director of Worldwide Oncology Business Development for Aventis. As Director of Corporate Marketing, Oncology with Rhone-Poulenc Rorer, he was responsible for franchise development, new products, and joint ventures including the global launch of oncology products. Dr. Goodenow was also Head of Gene Therapy Research & Development with Baxter Biotech, and was previously on the faculty at University of California, Berkeley, in genetics and immunology.

PETER KIES has been employed by Genetronics since June 2002. Over the previous 16 years, Mr. Kies acquired broad expertise in the functional and strategic management of biotechnology and high technology companies across the full spectrum of corporate growth, from IPO to profitability. He was most recently Chief Financial Officer at Newgen Results Corporation, and previously held positions at Cytel Corporation and Ernst & Young, LLP. Mr. Kies holds a B.S. in Business Administration from United States International University in San Diego, California.

DIETMAR RABUSSAY, Ph.D., joined Genetronics in November 1997 as Vice President for Research and Development. In addition to his R&D responsibilities, he was instrumental in developing and implementing the Gene Therapy Program and successfully negotiated several agreements with corporate partners in the Gene Therapy area. Previously, Dr. Rabussay served as Vice President, Research and Development, of Bethesda Research Laboratories, Inc. and Life Technologies, Inc. He contributed to the rapid growth of both companies from their inception to over $150 million in sales at his departure. Sales growth was primarily fueled by new product introductions. Dr. Rabussay also had general management responsibilities for the Molecular Biology Division of Bethesda Research Laboratories and successfully started new businesses within Life Technologies, Inc. He was essential in negotiating and implementing the first ever Collaborative Research and Development Agreement (CRADA) between a government entity (Los Alamos National Laboratory) and industry (Life Technologies, Inc.).  Dr. Rabussay completed his doctoral work at the Max Planck Institute for Biochemistry in Munich, Germany, and held research and faculty positions at the University of California, San Diego, as well as at Florida State University, and at the University of Maryland. He has given numerous presentations at national and international conferences and has published extensively in scientific journals and books.  He also served a four year term as advisor to the National Institutes of Health

No family relationships exist between any of the directors or executive officers of Genetronics.  The following directors of Genetronics are independent under the American Stock Exchange listing standards: Messrs. Heppell, Benito, Esmail, Larson, Politeski, and Theeuwes.

Compensation of Directors

Non-employee directors of Genetronics are paid a fee of $1,000 for each board or committee meeting a director attends in person; a director participating telephonically is paid $500 for each such meeting. In addition, each of the non-employee directors may receive an annual grant of an option to purchase shares of Genetronics’ common stock. We pay all reasonable expenses associated with directors’ attendance at, and participation in, board and committee meetings, and other company business to which a director attends.  Employee directors are not paid any directors fees.  As of December 31, 2004, Avtar Dhillon was the only employee serving on the Board of Directors.

Directors are eligible to receive, from time to time, grants of options to purchase shares of common stock under the Plan as determined by the Board of Directors.  During the fiscal year ended December 31, 2003, options to purchase a total of 491,250 shares of Genetronics’ common stock were granted to directors, each of which vested in full upon grant, as follows:

Name	Number of Shares	Exercise Price ($)
James L. Heppell	111,250	0.63
Simon X. Benito	50,000	1.18
Tazdin Esmail	85,000	0.63
Gene Larson	50,000	1.25
Gordon J. Politeski	103,750	0.63
Felix Theeuwes	91,250	0.63

Committees of The Board of Directors and Attendance at Board Meetings

During the fiscal year ended December 31, 2003, the Board of Directors met 11 times, the Audit Committee met five times, the Compensation Committee met eight times and the Nomination and Corporate Governance Committee met four times. Each director attended at least 75% of the aggregate number of meetings held by (i) the Board of Directors and (ii) those committees of the Board of Directors during the periods in which such director served.

Genetronics does not have a policy requiring its directors to attend the Annual Meeting of Stockholders.  During the fiscal year ended December 31, 2003, all of the directors attended the Annual Meeting of Stockholders.

Audit Committee

The Audit Committee meets with our independent auditors quarterly to review the results of the annual audit and discuss the financial statements, recommends to the Board the independent auditors to be retained and receives and considers the auditors’ comments (out of the presence of management) as to adequacy of staff and management performance and procedures in connection with the audit.

The members of the Audit Committee are Tazdin Esmail (Chair), Gordon J. Politeski, Felix Theeuwes and Simon Benito.  Each member of the Audit Committee is independent under the American Stock Exchange listing standards.  Mr. Benito is an “audit committee financial expert” as defined under Item 401(h) of Regulation S-K.  Mr. Politeski is not seeking re-election as a director of Genetronics and is leaving the Audit Committee effective as of the date of the Annual Meeting of Stockholders.

The Board of Directors adopted a charter for the Audit Committee on June 8, 2001. The full text of the Audit Committee Charter is attached as Appendix A to this Proxy Statement.

Compensation Committee

The Compensation Committee determines the salary of the senior management of Genetronics, grants stock options under the 2000 Stock Option Plan and performs such other functions regarding compensation as the Board may delegate.

The members of the Compensation Committee are James L. Heppell (Chair), Tazdin Esmail, Felix Theeuwes, and Gordon J. Politeski.  Mr. Politeski is not seeking re-election as a director of Genetronics and is leaving the Compensation Committee effective as of the date of the Annual Meeting of Stockholders.  Each member of the Compensation Committee is independent under the American Stock Exchange listing standards.

Nomination and Corporate Governance Committee

The Nomination and Corporate Governance Committee identifies and recommends candidates for election to the Board of Directors. It advises the Board of Directors on all matters relating to directorship practices, including the criteria for selecting directors, policies relating to tenure and retirement of directors and compensation and benefit programs for non-employee directors. In selecting directors, the Committee focuses on selecting individuals that have skill sets that augment the skill sets of the current directors and are most likely to assist in the building and success of the Company.  The Nomination and Corporate Governance Committee also makes recommendations relating to the duties and membership of committees of the Board of Directors, recommends processes to evaluate the performance and contributions of individual directors and the Board of Directors as a whole, approves procedures designed to provide that adequate orientation and training are provided to new members of the Board of Directors, consults with the Chief Executive Officer in the process of recruiting new directors and assists in locating senior management personnel and selecting members for the scientific advisory board. The Nomination and Corporate Governance Committee has developed a policy to govern the Genetronics’ approach to corporate governance issues and provides a forum for concerns of individual directors about matters not easily or readily discussed in a full board meeting, e.g., the performance of management. Individual directors are entitled to engage outside advisors at the expense of Genetronics, with the prior approval of the Nomination and Corporate Governance Committee, and with the full knowledge of management.

The members of the Nomination and Corporate Governance Committee are Gordon J. Politeski (Chair), James L. Heppell, Felix Theeuwes, Tazdin Esmail, Gene Larson and Simon Benito.  Mr. Politeski is not seeking re-election as a director of Genetronics and is leaving the Nomination and Corporate Governance Committee effective as of the date of the Annual Meeting of Stockholders.  Each member of the Nomination and Corporate Governance Committee is independent under the American Stock Exchange listing standards.

The Nomination and Corporate Governance Committee has a charter that can be found on Genetronics’ website at www.genetronics.com and is available in print, without charge, upon written request to the Secretary at 11199 Sorrento Valley Road, San Diego, CA 92121-1334.

The Nomination and Corporate Governance Committee will consider nominees recommended by Stockholders. Any Stockholder who wishes to recommend for the Nomination and Corporate Governance Committee’s consideration a prospective nominee to serve on the Board of Directors may do so by giving the candidate’s name and qualifications in writing to the Genetronics’ Secretary at the following address: 11199 Sorrento Valley Road, San Diego, CA 92121-1334.

Corporate Governance

Stewardship of Genetronics

The Board of Directors has implicitly and explicitly acknowledged its responsibility for the stewardship of Genetronics in the following ways:

Strategic Planning and Identification of Risks

Management prepares an annual business plan for Genetronics and presents the plan to the Board of Directors for its review and comments. In connection therewith, the Board of Directors discusses various strategic matters with management and identifies business risks associated with our activities.

Senior Management

The Board of Directors takes responsibility for appointing those members of senior management who become our officers. Currently, the members of senior management of Genetronics are: Dr. Avtar Dhillon, President and Chief Executive Officer; Peter Kies, Chief Financial Officer; Dr. Dietmar Rabussay, Vice President, Research and Development; Dr. Robert Goodenow, Vice President Corporate Development; and George McHugh, Vice President, Operations.

Communications Policy

The Board of Directors has procedures in place to ensure effective communication between Genetronics, its stockholders, prospective investors, and the public, including the dissemination of information on a regular and timely basis. Dr. Avtar Dhillon, James L. Heppell, Peter Kies, and Punit Dhillon each devote a portion of their time to dealing with stockholders and prospective investors during 2003.

Internal Control and Management Information Systems

The Board of Directors is responsible for our internal control and management information systems. The Audit Committee of the Board of Directors meets with our auditors annually to review the audited financial statements and to review our financial reporting procedures.

Independence from Management

To ensure that the Board of Directors functions independently of management, we have separated the office of Chairman of the Board of Directors from that of Chief Executive Officer.

Code of Ethics

Genetronics has adopted a Code of Ethics, which applies to all directors, officers and employees, including the principal executive officer, principal financial officer, principal accounting officer or controller. The purpose of the Code is to promote honest and ethical conduct. The Code is published Genetronics’ website located at www.genetronics.com. Reg S-K Item 406] and is available in print, without charge, upon written request to the Secretary at 11199 Sorrento Valley Road, San Diego, CA 92121-1334.  Any amendments to or waivers of the Code will be promptly posted on the Genetronics’ website.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is responsible for determining the compensation of the executive officers of Genetronics. The members of the Compensation Committee for the fiscal year ended December 31, 2003 were James L. Heppell (Chair), Gordon J. Politeski, Felix Theeuwes, and Tazdin Esmail. No member of the Compensation Committee is a former or current officer or employee of Genetronics, other than James L. Heppell, our Chairman of the Board. No executive officers of Genetronics serve or have ever served on the board of directors or compensation committees of any other entity that has officers who serve or have served on Genetronics’ Board of Directors or Compensation Committee, other than Avtar Dhillon is a director of SNB Capital Corporation and BC Advantage (VCC) Funds Inc. and James L. Heppell is an officer of each of those corporations.

SUMMARY OF EXECUTIVE COMPENSATION

The following table sets forth the annual and long-term compensation earned by our Chief Executive Officer and each of our other current and former executive officers whose total annual salary and bonus exceeded $100,000 during the fiscal years ended December 31, 2001, December 31, 2002 and December 31, 2003 (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation				Long Term Compensation Awards
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)		Securities Underlying Options ($)	All Other Compensation

Avtar Dhillon, M.D.(1) President and CEO	2003	237,999	78,000	9,983	(6)	725,000	5,066	(7)
	2002	203,398	55,000	9,456	(6)	650,000	4,153	(7)
	2001	36,922	—	2,109	(6)	400,000	—
Robert Goodenow, Ph.D(2) Vice President, Corporate Development	2003	150,649	—	—		120,000	—
	2002	17,288	—	—		230,000	—
Peter D. Kies(3) Chief Financial Officer	2003	159,486	—	—		107,500	—
	2002	57,212	—	—		180,000	—
Dietmar Rabussay, Ph.D(4) Vice President, Research & Development	2003	159,574	—	—		129,750	2,600	(7)
	2002	157,500	—	—		60,000	2,600	(7)
Brook Riggins(5) Vice President, Finance and Corporate Communications	2003	117,967	—	—		277,500	—
	2002	89,729	—	—		260,000	—

(1)                                  Avtar Dhillon began employment on October 10, 2001.

(2)                                  Robert Goodenow began employment on October 1, 2002.

(3)                                  Peter D. Kies began employment on June 28, 2002.

(4)                                  Dietmar Rabussay has been employed by Genetronics since November 24, 1997. During the year ended December 31, 2002, he was name an executive officer.

(5)                                  Brook Riggins began employment with Genetronics on March 18, 2002 and such employment ceased on March 31, 2004.

(6)                                  Represents car allowance.

(7)                                  Represents contributions by Genetronics under the 401(k) Plan.

Employment Contracts and Termination of Employment

Genetronics has entered into employment agreements with the following named executive officers.

Under the employment agreement with Dr. Avtar Dhillon dated October 10, 2001, Dr. Dhillon acts as our current President and Chief Executive Officer. Dr. Dhillon’s employment agreement provided for an annual salary of $200,000. The Board reviews this salary annually. Dr. Dhillon was also granted 400,000 stock options vesting over three years with 100,000 shares vesting immediately, 37,500 shares vesting quarterly during the first year of the employment agreement, 25,000 shares vesting quarterly during the second year and 12,500 shares vesting quarterly during the third year. Dr. Dhillon will also receive an annual bonus, and additional stock option awards if certain milestone objectives agreed between the Board and Dr. Dhillon are met, as determined by the Board. Dr. Dhillon received living expenses of $2,000 per month for the six months following the date of his employment agreement and relocation expenses. He receives four weeks of paid vacation each year. Currently, Dr. Dhillon’s annual salary is $312,000.

Under the employment agreement with Robert Goodenow, Ph.D., dated October 1, 2002, Dr. Goodenow acts as our Vice President, Corporate Development. Dr. Goodenow’s employment agreement provides for an annual salary of $145,000 with a discretionary annual bonus determined by the Board of Directors. The Board reviews this salary annually. Dr. Goodenow was also granted 150,000 stock options vesting over three years.  Additional stock options have been issued since the date of this employment agreement.   He receives two weeks of paid vacation each year. Currently, Dr. Goodenow’s annual salary is $159,863.

Under the employment agreement with Peter Kies, dated December 15, 2003, Mr. Kies acts as our Chief Financial Officer. Mr. Kies employment agreement provides for an annual salary of $180,000 with a discretionary annual bonus determined by the Board of Directors. The Board reviews this salary annually. Stock options totaling 287,500 have been issued prior to the date of this employment agreement.   He receives three weeks of paid vacation each year.

Under the employment agreement with Dietmar Rabussay, dated December 15, 2003, Mr. Rabussay acts as our Vice President, Research and Development. Mr. Rabussay employment agreement provides for an annual salary of $173,644 with a discretionary annual bonus determined by the Board of Directors. The Board reviews this salary annually. Stock options totaling 398,750 have been issued prior to the date of this employment agreement.   He receives three weeks of paid vacation each year.

On March 31, 2004, Brook Riggins, Vice President, Finance and Corporate Cummunications resigned from Genetronics.

Our executive officers participate, while they are employees, in all employee benefits maintained by Genetronics, including any group disability plan, insurance plan, medical and dental plans, and are entitled to reimbursement of all reasonable out-of-pocket Genetronics-related expenses.

Options Granted in the Fiscal Year Ended December 31, 2003

The following table sets out stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2003. The total number of options granted to our employees (not including shares underlying options granted to non-employee directors and consultants) during the fiscal year ended December 31, 2003 was 2,034,063. The exercise price per share of options granted represents the fair market value of the underlying shares of our common stock on the date the options were granted. The stock options expire ten years from the date of grant or earlier upon termination of employment. In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or “option spreads” that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of compounded share price appreciation of 5% and 10% from the dates the options were granted to the end of the respective option terms. These gains do not represent our estimate or projection of the future price of our common stock. Actual gains, if any, on option exercises depend upon the future performance of our common stock.

	Options Granted in the Fiscal Year Ended December 31, 2003
	Individual Grants
	Securities Under Options Granted		Percent of Total Options Granted to Employees (%)	Exercise or Base Price ($/Share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

Name						5% ($)	10% ($)
Avtar Dhillon, M.D.	150,000	(1)	7.37	1.25	11/16/13	117,918	298,827
	325,000	(1)	15.98	0.63	8/7/13	456,988	848,958
	250,000	(2)	12.29	0.27	1/9/13	441,530	743,045
Robert Goodenow, Ph.D.	70,000	(1)	3.44	0.63	8/7/13	98,428	182,852
	50,000	(1)	2.46	0.31	3/24/13	86,306	146,609
Peter D. Kies	57,500	(1)	2.83	0.63	8/7/13	80,852	150,200
	50,000	(1)	2.46	0.31	3/24/13	86,306	146,609
Dietmar Rabussay, Ph.D.	79,750	(1)	3.92	0.63	8/7/13	112,138	208,321
	50,000	(1)	2.46	0.31	3/24/13	86,306	146,609
Brook Riggins	150,000	(3)	7.37	1.25	11/6/13	117,918	298,827
	77,500	(1)	3.81	0.63	8/7/13	108,974	202,444
	50,000	(1)	2.46	0.31	3/24/13	86,306	146,609

(1)                                  Options vest and become exercisable at the rate of 25% on the date of grant and 25% per year on each anniversary of the date of grant, and are subject to accelerated vesting upon a change in control of Genetronics.

(2)                                  Options vest and become exercisable at the rate of 33.33% on the first anniversary of the date of grant and 33.33% per year on each anniversary thereafter, and are subject to accelerated vesting upon a change in control of Genetronics.

(3)                                  Options vest and become exercisable as follows: 18,750 immediately, 18,750 on November 6 2004, 18,750 on November 6, 2005, 18,750 on November 6, 2006 and 75,000 at the discretion of the CEO, and are subject to accelerated vesting upon a change in control of Genetronics.

Aggregated Option Exercises in the Fiscal Year Ended December 31, 2003 and 2003 Fiscal Year-End Option Values

The following table sets forth the outstanding stock options of the Named Executive Officers as of December 31, 2003. None of the Named Executive Officers exercised stock options in the fiscal year ended December 31, 2003. The value of the unexercised “in-the-money” options is based on the closing price of our common stock of $1.25 on the American Stock Exchange (“AMEX”) as of December 31, 2003, minus the exercise price, multiplied by the number of shares underlying the option.

	2003 Fiscal Year-End Option Values
	Number of Securities Underlying Unexercised Options at December 31, 2003		Value of Unexercised In-the-Money Options at December 31, 2003
Name	Exercisable (#)	Unexercisable (#)	Exercisable ($)	Unexercisable ($)
Avtar Dhillon, M.D.	710,417	1,064,583	499,542	752,958
Robert Goodenow	155,000	195,000	139,300	168,900
Peter Kies	116,875	170,625	92,663	133,988
Dietmar Rabussay, Ph.D.	259,937	134,813	69,711	105,934
Brook Riggins	243,125	294,375	165,113	125,138

Equity Compensation Plan Information

The following table provides information as of December 31, 2003, about our common stock that may be issued upon the exercise of options under our 1995, 1997, and 2000 Stock Option Plans that were approved by our stockholders or that may be issued upon the exercise of options granted outside of these equity compensation plans.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))(c)

Equity compensation plans approved by shareholders	7,237,513(1)	$1.67	1,098,413(2)
Equity compensation plans not approved by shareholders	—	—	—
Total	7,237,513		1,098,413

(1)                                  Represents options granted under the 1995, 1997, and 2000 Stock Option Plans to purchase 190,500, 531,950 and 6,515,063 shares of our common stock, respectively.

(2)                                  Represents 1,098,413 shares reserved for issuance under the 2000 Stock Option Plan. The 1995 Plan was suspended by the Board of Directors in June 1997 and the 1997 Plan was suspended by the Board of Directors in July 2000. No further options will be granted pursuant to these plans.

2000 Stock Option Plan

The following summary of the 2000 Stock Option Plan (the “Plan”) is qualified in its entirety by the specific language of the Plan, a copy of which is available to any stockholder upon request to Peter Kies, by phone (858) 410-3108, telefax (858) 597-6006, email pkies@genetronics.com or mail 11199 Sorrento Valley Rd., San Diego, Ca 92121.

General. The Plan provides for the grant of Incentive Stock Options (“ISOs”) and nonstatutory stock options. As of March 31, 2004, Genetronics had outstanding options under the Plan to purchase an aggregate of 6,821,763 shares at a per share exercise price ranging from $0.18 to $2.31.

Shares subject to the Plan. Currently, a maximum of 10,000,000 shares of the authorized but unissued or reacquired Common Stock of Genetronics may be issued pursuant to the Plan. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification, or similar change in the capital structure of Genetronics, appropriate adjustments will be made to the shares subject to the Plan, and to outstanding options. To the extent any outstanding option under the Plan expires or terminates prior to exercise in full or if Genetronics repurchases shares issued upon exercise of an option, the shares of Common Stock for which that option is not exercised or the repurchased shares are returned to the Plan and will again be available for issuance under the Plan.

Administration. The Compensation Committee of the Board administers the Plan. With respect to the participation of individuals whose transactions in Genetronics’ equity securities are subject to Section 16 of the Securities Exchange Act of 1934, the Plan must be administered in compliance with the requirements, if any, of Rule 16b-3 under the Exchange Act. Subject to the provisions of the Plan, the Compensation Committee determines the persons to whom options are to be granted, the number of shares to be covered by each option, whether an option is to be an ISO or a nonstatutory stock option, the terms of vesting and exercisability of each option, including the effect thereon of an optionee’s termination of service, the type of consideration to be paid to Genetronics upon exercise of an option, the duration of each option, and all other terms and conditions of the options. Accordingly, future grants under the Plan are not yet determinable.

Eligibility. Generally, all employees, directors and consultants of Genetronics or of any present or future parent or subsidiary corporations of Genetronics are eligible to participate in the Plan. In addition, the Plan also permits the grant of options to prospective employees, consultants and directors in connection with written offers of employment or engagement. Any person eligible under the Plan may be granted a nonstatutory option. However, only employees may be granted ISOs.

Terms and conditions of options. Each option granted under the Plan is evidenced by a written agreement between Genetronics and the optionee specifying the number of shares subject to the option and the other terms and conditions of the option, consistent with the requirements of the Plan. The exercise price per share must equal at least the fair market value of a share of Genetronics’ Common Stock on the date of grant of the stock option. The exercise price of any ISO granted to a person who at the time of grant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Genetronics or any parent or subsidiary corporation of Genetronics, referred to as a 10% Stockholder, must be at least 110% of the fair market value of a share of Genetronics’ Common Stock on the date of grant.

Generally, the exercise price may be paid in cash, by check, or in cash equivalent, by tender of shares of Genetronics’ Common Stock owned by the optionee having a fair market value not less than the exercise price, by the assignment of the proceeds of a sale or a loan with respect to some or all of the shares of Common Stock being acquired upon the exercise of the option, by means of a promissory note, by any lawful method approved by the board or by any combination of these. The Compensation Committee may nevertheless restrict the forms of payment permitted in connection with any option grant.

The Compensation Committee will specify when options granted under the Plan will become exercisable and vested. Shares subject to options generally vest and become exercisable in installments, subject to the optionee’s continued employment or service or achievement of specified milestones.

Change in control. Upon a change in control, as defined in the Plan, the Compensation Committee may arrange for the acquiring or successor corporation to assume or substitute new options for the options outstanding under the Plan. To the extent that the options outstanding under the Plan are not assumed, substituted for, or exercised prior to such event, generally, they will terminate.

Termination or amendment. Unless sooner terminated, no ISOs may be granted under the Plan after July 30, 2010. The Board may terminate or amend the Plan at any time, but, no amendment may adversely affect an outstanding option without the consent of the optionee, unless the amendment is required to preserve the option’s status as an ISO or is necessary to comply with any applicable law.

Federal Income Tax Consequences of The 2000 Stock Option Plan

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

ISOs. An optionee recognizes no taxable income for regular income tax purposes as the result of the grant or exercise of an ISO qualifying under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Optionees who do not dispose of their shares for two years following the date the option was granted or within one year following the exercise of the option will normally recognize a long-term capital gain or loss equal to the difference, if any, between the sale price and the purchase price of the shares. If an optionee satisfies such holding periods upon a sale of the shares, Genetronics will not be entitled to any deduction for federal income tax purposes. If an optionee disposes of shares within two years after the date of grant or within one year from the date of exercise, referred to as a disqualifying disposition, the difference between the fair market value of the shares on the exercise date, and the option exercise price, not to exceed the gain realized on the sale if the disposition is a transaction with respect to which a loss, if sustained, would be recognized, will be taxed as ordinary income at the time of disposition. Any gain in excess of that amount will be a capital gain. If a loss is recognized, there will be no ordinary income, and such loss will be a capital loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. Generally, for federal income tax purposes, Genetronics should be able to deduct any ordinary income recognized by the optionee upon the disqualifying disposition of the shares, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

The difference between the option exercise price and the fair market value of the shares on the exercise date of an ISO is an adjustment in computing the optionee’s alternative minimum taxable income and may be subject to an alternative minimum tax which is paid if the tax exceeds the regular tax for the year. Special rules may apply with respect to certain subsequent sales of the shares in a disqualifying disposition, certain basis adjustments for purposes of computing the alternative minimum taxable income on a subsequent sale of the shares and certain tax credits that may arise with respect to optionees subject to the alternative minimum tax.

Nonstatutory stock options. Options not designated or qualifying as ISOs will be nonstatutory stock options. Nonstatutory stock options have no special tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income in an amount equal to the difference between the option exercise price and the fair market value of the shares on the exercise date. If the optionee is an employee, the ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. A capital gain or loss will be long-term if the optionee’s holding period is more than 12 months. No tax deduction is available to Genetronics with respect to the grant of a nonstatutory option or the sale of the stock acquired pursuant to that grant. Genetronics generally should be entitled to a deduction equal to the amount of ordinary income recognized by the optionee as a result of the exercise of a nonstatutory option, except to the extent the deduction is limited by applicable provisions of the Code or the regulations thereunder.

401(k) Plan

Genetronics has in place a contributory retirement plan (the “401(k) Plan”) for all full time employees age 21 and older with at least 12 months of service, which is designed to be tax deferred in accordance with the provisions of Section 401(k) of the Code. The 401(k) Plan provides that each participant may contribute up to 15% of his or her salary and Genetronics may make a contribution equal to a percentage of salary contributed by the participant to his or her plan account at the end of each plan year. Under the 401(k) Plan, employees may elect to enroll on January 1, April 1, July 1 and October 1 of any plan year, provided that they have been employed by Genetronics for at least three months. Subject to the rules for maintaining the tax status of the 401(k) Plan, an additional contribution by Genetronics may be made at Genetronics’ discretion.

REPORT OF THE COMPENSATION COMMITTEE

The compensation programs of Genetronics are designed to reward performance and to be competitive with the compensation agreements of other biomedical companies. The Compensation Committee of the Board of Directors evaluates each executive officer position to establish skill requirements and levels of responsibility. The Compensation Committee, after referring to information from other corporations and public data, determines the compensation for the executive officers.  All audit and permitted non-audit services provided by the independent auditors are reviewed and pre-approved by the Audit Committee.

Objectives

The primary objectives of our executive compensation program are to enable us to attract, motivate and retain qualified individuals and to align their success with that of our stockholders through the achievement of strategic corporate objectives and the creation of stockholder value. The level of compensation paid to each executive is based on the executive’s overall experience, responsibility and performance. Executive officer compensation is composed of salary, bonuses and the opportunity to receive options granted under our Stock Option Plan.

Salary

Salary ranges are determined following a review of the market data for similar positions in corporations of a comparable size and type of operations to Genetronics, individual responsibilities and performance, and internal equity within Genetronics. The salary for each executive officer is largely determined by the terms of the officer’s employment agreement with us.

Bonuses

Our company may provide annual incentive compensation to the executive officers through bonus arrangements. Awards are contingent upon the achievement of corporate and individual objectives determined by our Compensation Committee.

Stock Option Plan

The executive officers may be granted incentive stock options or non-incentive stock options under our 2000 Stock Option Plan. In previous years, stock options or non-incentive stock options were granted under the 1995 and 1997 Stock Option Plans, which we discussed in Note 10 to the consolidated financial statements.

Compensation of President and Chief Executive Officer

The Committee considers with particular care the compensation of our Chief Executive Officer, and recommends such compensation for Board approval. Dr. Avtar Dhillon was appointed our President and Chief Executive Officer on October 10, 2001. Dr. Dhillon’s base salary is currently $312,000. Dr. Dhillon’s salary was based upon predecessor chief executive officers’ salaries and a survey of similarly situated companies in San Diego, California. The Board reviews this salary annually. Dr. Dhillon will also receive an annual bonus if certain milestone objectives agreed between the Board and Dr. Dhillon are met, as determined by the Board.

Respectfully submitted, James L. Heppell (Chair) Tazdin Esmail Gordon J. Politeski Felix Theeuwes

REPORT OF THE AUDIT COMMITTEE

The Audit Committee oversees Genetronics’ financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

The Audit Committee reviewed with the independent auditors who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Genetronics’ accounting principles and such other matters as are required to be discussed with the committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the auditors’ independence from management and Genetronics including the matters in the written disclosures required by the Independence Standards Board (which written disclosures were delivered to Genetronics) and considered the compatibility of nonaudit services with the auditors’ independence.

The Audit Committee discussed with our independent auditors the overall scope and plans for their respective audits. The committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended the selection of Genetronics’ independent auditors. All members of the Audit Committee are independent as defined in Section 121(A) of the American Stock Exchange listing standards.

Respectfully submitted,
Tazdin Esmail (Chair)
Gordon J. Politeski
Felix Theeuwes
Simon Benito

PRINCIPAL ACCOUNTING FIRM FEES

During the fiscal years ended December 31, 2003 and 2002, Genetronics retained Ernst & Young LLP to provide services as follows:

Year	Audit Fees	Audit-Related Fees (1)	Tax Fees (2)	All Other Fees
2003	$98,000	$31,000	$13,500	$—

2002	$90,000	$160,000	$15,000	$—

(1) Includes fees for services reasonably related to the performance of the audit or review of Genetronics’ financial statements and not reported under Audit Fees, such as registration statements, restatements and consents.

(2) Includes fees for services related to tax compliance, tax advice and tax planning.

Audit Fees.  The aggregate fees billed by Ernst & Young LLP for professional services for the audit of Genetronics’ annual consolidated financial statements for the year ended December 31, 2003, and the review of the consolidated financial statements included in Genetronics’ quarterly reports on Form 10-Q for the year ended December 31, 2003 were approximately $98,000.

Audit Related Fees.  The aggregate fees from Ernst & Young LLP for professional services rendered in connection with registration statements, restatements, and consents for the year ended December 31, 2003 were approximately $31,000.

Financial Information Systems Design and Implementation Fees.  There were no fees billed by Ernst & Young LLP to Genetronics for financial information systems design and implementation for the year ended December 31, 2003.

All Other Fees.  The aggregate fees billed to Genetronics for all other services rendered by Ernst & Young LLP for the year ended December 31, 2003, including income tax returns and tax consultations were approximately $13,500.

Audit Committee Pre-Approval Policies and Procedures

Representatives of the independent auditors normally attend each meeting of the Audit Committee. The Audit Committee on an annual basis reviews audit and non-audit services performed by the independent auditor for such services. All audit and non-audit services are pre-approved by the Audit Committee, which considers, among other things, the possible effect of the performance of such services on the auditors’ independence. The Audit Committee has considered the role of Ernst & Young LLP in providing services to Genetronics for the fiscal year ended December 31, 2003 and has concluded that such services are compatible with Ernst & Young LLP’s independence as Genetronics’ auditors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of March 31, 2004, with respect to the beneficial ownership of Genetronics’ common stock by (i) each person known by Genetronics to be the beneficial owners of more than 5% of the outstanding common stock of Genetronics, (ii) each director of Genetronics, (iii) each of the Named Executive Officers, and (iv) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or become exercisable within 60 days of March 31, 2004 are included. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Each stockholder’s percentage of ownership in the following table is based upon 69,686,604 shares of common stock outstanding as of March 31, 2004. Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder’s name. Unless otherwise indicated, the address of each beneficial owner listed below is in care of Genetronics at 11199 Sorrento Valley Road, San Diego, California 92121.

Beneficial Owner of Shares of Common Stock	Amount and Nature of Beneficial Ownership of Shares of Common Stock	Percent of Class of Shares of Common Stock

Conus Partners, Inc.(4) One Rockefeller Plaza, 19th Floor New York, New York, 10020	4,919,190	6.78%
Pharma Services Holding, Inc. (5) c/o Quintiles Transnational Corp. 4709 Creekstone Dr., Suite 200 Durham, North Carolina 27703	4,091,104	5.62%
Newton Investment Management Ltd.(6) 71 Queen Victoria St. London, EC4V4DR United Kingdom	3,869,357	5.55%
Dr. Avtar Dhillon (7)	1,169,133	1.65%
James L. Heppell (8)	409,470	*
Simon X. Benito (9)	60,000	*
Tazdin Esmail (10)	271,275	*
Gene Larson (11)	50,000	*
Gordon J. Politeski (12)	343,750	*
Felix Theeuwes(13)	453,250	*
Robert Goodenow(14)	175,000	*
Peter Kies(15)	129,375	*
Dietmar Rabussay(16)	350,299	*
Brook Riggins(17)	504,507	*

All executive officers and directors as a group(18) (10 persons)	3,411,552	4.70%

*                                         less than 1%

(1)                                  This table is based upon information supplied by officers, directors and principal stockholders. Except as shown otherwise in the table, the address of each stockholder listed is in care of Genetronics at 11199 Sorrento Valley Rd., San Diego, California 92121.

(2)                                  Except as otherwise indicated in the footnotes of this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities.

(3)                                  Shares of common stock subject to options or warrants exercisable within 60 days of March 31, 2004, are deemed outstanding for computing the percentage of the person or entity holding such options or warrants but are not deemed outstanding for computing the percentage of any other person. Percentage of beneficial ownership is based upon 69,686,604 shares of our common stock outstanding as of March 31, 2004.

(4)                                  Includes 806,667 shares of common stock issuable pursuant to warrants exercisable within 60 days of March 31, 2004 and 121 shares of Series A Cummulative Convertible Preferred stock currently convertible into 2,016,665 shares of common stock. We have been advised that the individual who directs the investment and voting decisions for the shares owned by Conus Partners, Inc. is Andrew Zacks.

(5)                                  Includes 904,762 shares of common stock issuable pursuant to warrants exercisable within 60 days of March 31,2004 and 150 shares of Series A and B Cummulative Convertible Preferred stock currently convertible into 2,261,904 shares of common stock. We have been advised that the individual who directs the investment and voting decisions for the shares owned by Pharma Services Holding, Inc.  is John Russell.

(6)                                  We have been advised that the individual who directs the investment and voting decisions for the shares owned by Newton Investment Management Ltd. is Stuart Eaton.

(7)                                  Includes 968,751 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2004.

(8)                                  Includes 371,250 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2004.

(9)                                  Includes 50,000 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2004.

(10)                            Includes 250,000 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2004.

(11)                            Includes 50,000 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2004.

(12)                            Includes 343,750 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2004.

(13)                            Includes 281,250 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2004.

(14)                            Includes 175,000 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2004.

(15)                            Includes 129,375 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2004.

(16)                            Includes 279,937 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2004.

(17)                            Includes 298,125 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2004. Mr. Riggins employment with Genetronics ended on March 31, 2004.

(18)                            Includes 2,899,313 shares of common stock issuable pursuant to options exercisable within 60 days of March 31, 2004.

STOCKHOLDER RETURN PERFORMANCE PRESENTATION

The following graph compares the monthly relative returns a stockholder of Genetronics would have versus the AMEX Composite Index and a Peer Group Index, assuming a $100 investment was made on December 8, 1998, the date that our common stock was listed for trading on the American Stock Exchange (“AMEX”). The AMEX Index represents all AMEX-listed companies. The Peer Group Index is the S & P Super Cap Biotechnology Index, which is comprised of 16 biotechnology firms taken from the S & P Super Cap Index. Each of the indices assumes that all dividends were reinvested.

Company/Index	Dec. 8, 1998	March 31, 1999	March 31, 2000	March 31, 2001	Dec. 31 2001	Dec. 31, 2002	Dec. 31, 2003

Genetronics	$100.00	$89.82	$166.08	$20.88	$17.35	$7.32	$33.89
AMEX Index	100.00	106.48	155.38	123.05	123.44	104.09	144.70
S & P Super Cap Biotechnology Index	100.00	151.55	282.46	272.03	295.29	215.38	284.66

The stock performance of Genetronics’ common stock shown on the graph above is not necessarily indicative of future performance. Genetronics will not make or endorse any predictions as to its future stock performance.

The information contained above under the captions “Stockholder Return Performance Presentation,” “Report of the Audit Committee,” and “Report of the Compensation Committee” shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Pursuant to a private placement (the “Private Placement”) of special warrants that closed on November 30, 2001, and raised aggregate gross proceeds to Genetronics of $2,345,622, a number of investors required that Dr. Avtar Dhillon, our Chief Executive Officer, President and one of our directors, participate in the Private Placement. We loaned $65,000 (the “Loan”) to Dr. Dhillon to enable him to purchase 144,444 special warrants (the “Special Warrants”), at a purchase price of $0.45 per Special Warrant, that is approximately 3% of the aggregate number of special warrants that were issued. The Loan was repayable in three years, and interest accrued at the prime rate of the Union Bank of California published on November 9, 2001, over the term of the Loan. As security for Dr. Dhillon’s due repayment of the Loan, Dr. Dhillon entered into an agreement with Genetronics dated November 9, 2001, (the “Loan Agreement”) and executed a Promissory Note attached to the Loan Agreement. Pursuant to the Loan Agreement, Dr. Dhillon granted to Genetronics a security interest in the Special Warrants, and in the common shares and common share purchase warrants to be issued pursuant to the exercise of the Special Warrants. As further security, Dr. Dhillon agreed to use all proceeds realized by any sale of said Special Warrants, common shares, common share purchase warrants (the “Warrants”) or common shares to be issued upon exercise of the Warrants and any cash bonuses that he receives as a result of his employment with us to pay down the Loan until it was fully repaid. During the first quarter of 2003, this loan was paid in full with proceeds from his 2002 bonus.

As described in Note 16 to the Financial Statements, we incurred legal fees charged by the law firm of Catalyst Corporate Finance Lawyers in Vancouver, British Columbia, Canada, in the amount of $170,599 in the year ended December 31, 2003. James L. Heppell, a partner of that law firm, is the Chairman of our Board of Directors.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Act of 1934 (the “Exchange Act”) requires Genetronics’ officers, directors and persons who own more than ten percent of a registered class of Genetronics’ securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Securities of Genetronics. Officers, directors and greater than ten percent stockholders are required by the Securities and Exchange Commission’s regulations to furnish Genetronics with copies of all filed Section 16(a) forms.

Based solely on Genetronics’ review of the copies of such reports furnished to Genetronics, management believes that all officers, directors and greater than ten percent stockholders complied with the filing requirements of Section 16(a) for the fiscal year ending December 31, 2003.

STOCKHOLDER PROPOSALS TO BE PRESENTED

AT NEXT ANNUAL MEETING

Stockholders’ proposals intended to be presented at the next Annual Meeting of Stockholders of Genetronics to be held in 2005 must be received at our principal executive offices no later than January 6, 2005, in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.  Proposals must comply with the proxy rules relating to stockholder proposals, in particular Rule 14a-8 under the Exchange Act, to be included in Genetronics’ proxy materials.  Stockholders who wish to submit a proposal for consideration at Genetronics’ 2005 Annual Meeting of Stockholders, but who do not wish to submit a proposal for inclusion in Genetronics’ Proxy Statement, must deliver a copy of their proposal no later than March 21, 2005.  In either case, proposals should be delivered to Genetronics Biomedical Corporation, 11199 Sorrento Valley Road, San Diego, California 92121-1334, ATTN: Corporate Secretary.  To avoid controversy and establish timely receipt by Genetronics, it is suggested that stockholders send their proposals by certified mail, return receipt requested.  Otherwise, Genetronics may exercise discretionary voting with respect to such stockholder’s proposal pursuant to authority conferred on Genetronics by proxies to be solicited by the Board of Directors of Genetronics and delivered to Genetronics in connection with the meeting.

FORM 10-K AND ANNUAL REPORT

Genetronics filed an annual report on Form 10-K with the Securities and Exchange Commission on or about March 30, 2004. Stockholders may obtain a copy of this report, without charge. Requests should be made to the Corporate Secretary of Genetronics at Genetronics’ offices located at 11199 Sorrento Valley Road, San Diego, CA 92121. Genetronics’ annual report to stockholders for the year ending December 31, 2003 is enclosed herewith. The annual report is not incorporated into this proxy statement and is not considered proxy material.

TRANSACTION OF OTHER BUSINESS

At the date of this Proxy Statement, the only business which the Board of Directors intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

Your cooperation in giving this matter your immediate attention and returning your proxies will be appreciated.

By Order of the Board of Directors

Avtar Dhillon, M.D.
President and Chief Executive Officer

Dated: May 5, 2004

San Diego, California

Appendix A

Audit Committee

Audit Committee Charter

The Audit Committee will be governed by the following charter:

The Audit Committee of the Board will be a standing committee and will be responsible for oversight of all account reporting, financial and internal control practices of the Company and its subsidiaries.  The Audit Committee will report to the Board and its primary function will be to assist the Board in fulfilling its responsibilities to stockholders related to financial accounting and reporting, the system of internal controls established by management and the adequacy of internal and independent auditing relative to these activities.  The Audit Committee will have the authority to retain persons having special competence as necessary to assist the Audit Committee in fulfilling its responsibilities.

The Audit Committee will:

1.                                  Be appointed by the Board.

2.                                  Meet quarterly and otherwise as required.  Minutes will be recorded and reports of Audit Committee meetings will be presented at the next regularly scheduled Board meeting.

3.                                  Be directly responsible for the appointment, compensation and oversight of the auditors (including the resolution of any disagreements between management and the auditors regarding financial reporting), and the auditors will report directly to the Audit Committee.

4.                                  Be composed of at least three members all of whom will be financially literate and independent (i.e. no member may accept any consulting, advisory or other compensatory fee from the Company or be an affiliated person of the Company or any of its subsidiaries).

5.                                  Contain at least one member who is an “Audit Committee financial expert”, as defined below.  If the Company does not have an Audit Committee Financial expert it must disclose this fact and explain why it has no such expert.  For the purposes of the foregoing, an “Audit Committee financial expert” is a person who has, through education and experience as a public accountant or auditor or senior financial officer:

•                  an understanding of generally accepted accounting principles (“GAAP”) and financial statements;

•                  an ability to assess the general application of such principles in connection with the accounting for estimates, accruals and reserves;

•                  experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues that can reasonably be expected to be raised by a company’s financial statements, or experience actively supervising one or more persons engaged in such activities;

•                  an understanding of internal controls and procedures for financial reporting; and

•                  an understanding of audit committee functions.

6.                                  Establish procedures for: (1) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (2) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting controls or auditing matters.

7.                                  Have the authority to engage independent counsel and other advisors.

8.                                  Be provided by the Company with appropriate funding, as determined by the Audit Committee, for payment of compensation to the auditors and advisors to the Audit Committee.

9.                                  Provide for an open avenue of communications between the independent auditors, management and the Board and, at least once annually, meet with the Company’s auditors in a private session.

10.                            Review the qualifications and evaluate the performance of the independent auditors and make recommendations to the Board regarding the selection, fee arrangements, appointment or termination of the auditors.  The auditors will be ultimately accountable to the Board and the Audit Committee.

11.                            Receive and review on an annual basis a formal written statement from the Company’s auditors detailing all relationships between the independent auditors and the Company consistent with requirements of the Independence Standards Board Standard 1, as the same may be modified or supplemented.  The Audit Committee will actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact objectivity and independence of the independent auditors, and take, or recommend that the full Board take, appropriate action to oversee the independence of the independent auditors.

12.                            Review and preapprove all audit and non-audit services, including tax services, provided by the auditors to the Company, or delegate such authority to one or more designated members of the Audit Committee who are independent directors.  Moreover, the Audit Committee will ensure that under no circumstances will an independent auditor that is serving as an auditor for the Company perform any of the following non-audit services for the Company:

a.               bookkeeping or other services related to the accounting records or financial statements of the Company;

b.              financial information systems design and implementation;

c.               appraisal or valuation services, fairness opinions, or contribution-in-kind reports;

d.              actuarial services;

e.               internal audit outsourcing services;

f.                 management functions or human resources;

g.              broker or dealer, investment advisor, or investment banking services;

h.              legal services and expert services unrelated to the audit; and

i.                  any other service that the newly created Public Company Accounting Oversight Board determines, by regulation, that is impermissible.

13.                            Review with the independent auditors (a) the proposed scope of their examination with emphasis on accounting and financial areas where the Audit Committee, the independent auditors or management believe special attention should be directed, (b) results of their audit, including a letter of recommendations for management (c) their evaluation of the adequacy of the system of internal controls, (d) significant areas of disagreement, if any, with management and (e) cooperation received from management in the conduct of the audit.

14.                            Review significant accounting, reporting, regulatory or industry developments affecting the Company.

15.                            Discuss with management and the independent auditors any issues regarding significant business risks or exposure and assess the steps management has taken to minimize such risk.

16.                            Review with management and the independent auditors the financial statements to be included in the Company’s annual report to shareholders and make a recommendation to the Board as to the form and content of the audited financial statements to be included in the Company’s Annual Report on Form 10-K. Review with management the financial statements to be included in the Company’s quarterly reports to shareholders and Form 10-Qs and ensure compliance by the auditors with SAS No. 71, as the same may be modified or supplemented.

17.                            Discuss with the independent auditors the matters required to be discussed by SAS No. 61, as the same may be modified or supplemented.

18.                            Approve the Report of Audit Committee to be included in the Company’s Proxy Statement for its Annual Meeting of Shareholders.

19.                            Ascertain that significant matters identified as a result of interim review procedures have been brought to the attention of the Audit Committee.

20.                            Perform such other functions as assigned by law, the Company’s bylaws or as the Board deems necessary and appropriate.

GENETRONICS BIOMEDICAL CORPORATION

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Dr. Avtar Dhillon, President and Chief Executive Officer and a director of Genetronics, and James L. Heppell, Chairman of the Board and a director of Genetronics, and each of them, as proxies, each with full power of substitution, and hereby authorizes each of them to represent and to vote, as designated below, all the shares of common stock of Genetronics (including shares of Series A Cumulative Convertible Preferred Stock and Series B Cumulative Convertible Preferred Stock that are convertible into shares of common stock) held of record by the undersigned as of April 23, 2004, at the Annual Meeting of Stockholders to be held on June 17, 2004, or any adjournment thereof.

1.                                       Election of Directors:

☐  FOR all nominees listed below (except as marked to the contrary below)

☐  AGAINST all nominees

(INSTRUCTIONS: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE’S NAME)

Simon X. Benito

Avtar Dhillon, M.D.

Tazdin Esmail

James L. Heppell

Gene Larson

Felix Theeuwes, Ph.D.

2.                                       To amend the Amended 2000 Stock Option Plan (the “Plan”) to increase the maximum number of common shares of the Company reserved for issuance under the Plan including options currently outstanding, from 10,000,000 to 15,000,000.

☐  FOR

☐  AGAINST

☐  ABSTAIN

3.                                       To ratify the appointment of Genetronics’ independent auditors.

☐  FOR

☐  AGAINST

☐  ABSTAIN

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

(CONTINUED AND TO BE COMPLETED AND SIGNED ON THE REVERSE SIDE)

(CONTINUED FROM OTHER SIDE)

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS, THE ELECTION OF EACH OF THE NOMINEES, AND FOR APPROVING THE AMENDED AND RESTATED SHAREHOLDER RIGHTS AGREEMENT. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If stockholder is a corporation, please sign in full corporate name by President or other authorized officer. If stockholder is a partnership, please sign in partnership name by authorized person.

Dated:	, 2004

Signature

Signature if held jointly

Print Name

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE OR MAIL BY FIRST-CLASS MAIL TO:

Computershare Trust Company

100 University Avenue, 9th Floor

Toronto, Ontario M5J2Y1

CANADA